Exhibit 99.2

Investor Q&A
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What did Sabre Holdings announce?

Sabre Holdings has agreed to be acquired by Silver Lake Partners and TPG for $32.75 per share in cash. The transaction represents a total enterprise value of $5 billion, including the assumption of $550 million in net debt.

What are the terms and conditions of the transaction?

Sabre Holdings entered into a definitive agreement under which Sabre Holdings will be acquired by Silver Lake Partners and TPG for $32.75 per share in cash. We expect the transaction to be completed by early in the second quarter of 2007. The merger is subject to customary closing conditions including shareholder approval and review by competition authorities.

What are the next steps?

In the coming weeks, Sabre Holdings will file a preliminary proxy statement with the SEC. This statement will contain information about the transaction and will be available to the public.

Once the SEC's review of the preliminary proxy statement is complete, a "definitive proxy statement" will be filed with the SEC and mailed to stockholders for their approval.

Stockholders will have the opportunity to vote on the transaction, via mail, telephone, internet, or at a special meeting, as described in more detail in the proxy statement.

The transaction will officially close once the transaction is approved by stockholders, and all closing and regulatory conditions are met. Our goal is to close the transaction by early in the second quarter of 2007.


Are you taking other proposals from third parties?

The board considered several opportunities before reaching agreement with Silver Lake Partners and TPG. The board is not soliciting additional proposals, although the board has the ability to evaluate certain unsolicited proposals.

Why did Sabre Holdings decide to go private?

Sabre Holdings is committed to serving three primary constituents -stockholders, customers, and employees. This transaction supports all three of those groups by enhancing Sabre Holdings' potential to capitalize on business opportunities.


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What are the benefits to being a private company versus public company?

We believe becoming a private company will provide numerous benefits for Sabre Holdings, our stockholders, our customers, and our employees:

     o Offers our stockholders a premium of approximately 30% over average stock price for the 60 trading days ended December 8, 2006.

     o    Provides Sabre Holdings greater flexibility to invest with a long-term
          perspective   rather   than   managing  to   short-term   Wall  Street
          expectations

     o    Fewer public  disclosures  help us compete more  effectively  with our
          private   competitors  and  give  us  the  opportunity  to  have  more flexibility in our customer interactions


Why did you decide to sell the company now?

The board of directors and the Sabre Holdings executive team regularly review a range of available strategic alternatives to determine the best course of action and to attempt to maximize value for our shareholders. Based on multiple unsolicited indications of interest, the board conducted an exploratory process and decided that this transaction, at this time, yields the best outcome for our shareholders.

Who are the acquiring companies?

About Silver Lake Partners
Silver Lake Partners is the leading private equity firm focused exclusively on large-scale investing in technology, technology-enabled, and related growth industries. Silver Lake seeks to achieve superior returns by investing with the strategic insight of an experienced industry participant, the operating skill of a world-class manager and the financial expertise of a disciplined private equity investor. Silver Lake's mission is to function as a value-added partner to the management teams of the world's leading technology franchises. Its portfolio includes or has included technology industry leaders such as Ameritrade, Avago, Business Objects, Flextronics, Gartner, Instinet, IPC Systems, MCI, NASDAQ, Network General, NXP, Seagate Technology, Serena Software, SunGard Data Systems, Thomson and UGS. For more information, please visit .

TPG
TPG is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management. With offices in San Francisco, London, Hong Kong, Fort Worth and other locations globally, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG seeks to invest in world-class franchises across a range of industries, including travel (America West, Continental, Hotwire), technology (Freescale Semiconductor, Lenovo, MEMC, ON Semiconductor, Seagate, SunGard), financial services (Ariel Reinsurance, Fidelity National Information Services, LPL Financial Services), industrials (Altivity Packaging, British Vita, Grohe, Kraton Polymers, Texas Genco), retail/consumer (Debenhams, Ducati, J. Crew, Neiman Marcus, Petco), media and communications (Findexa, MGM, TIM Hellas), and healthcare (IASIS Healthcare, Oxford Health Plans, Quintiles Transnational), among others. Visit www.texaspacificgroup.com.


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What is the intention of Silver Lake Partners and TPG to own Sabre, and why do
they find Sabre an attractive investment?

o Sabre Holdings is an attractive investment opportunity because of our industry leadership, innovation, leading technology, and deep bench of industry talent.
o The acquiring group's intent is clear, to invest in the company and support our existing business strategy. They are aligned with Sabre Holdings' leadership team and our objectives.

What is the multiple Silver Lake Partners and TPG are paying?

The enterprise value of the transaction is approximately $5 billion. This transaction enterprise value represents a multiple of 9.9 times the 2006 adjusted EBITDA consensus estimate of $511 million. We think it is a fair premium over the unaffected share price and represents a healthy premium in comparison to recent transactions in the industry.

How was the purchase price determined?

The board of directors reviewed the proposal and determined that accepting the offer was in the best interest of our stockholders. The board also received fairness opinions from Bear, Stearns & Co., Goldman, Sachs & Co. and Morgan Stanley.

Why did you decide to sell the company instead of continuing to grow through your stated strategy?

We are focused on growing Sabre Holdings and providing excellent returns to our stockholders. We believe this transaction will enhance Sabre Holdings' ability to capitalize on business opportunities while providing excellent value to our stockholders today.

What is the anticipated closing date for the transaction?

We expect the transaction to close after shareholder approval, antitrust clearance and satisfaction of other customary closing conditions. We expect these events to occur by early in the second quarter of 2007.


What are the closing conditions?  What regulatory approvals do you need?

The transaction is subject to customary closing conditions, including stockholder approval and antitrust clearances.

Who are the advisors?

The financial co-advisors for Sabre are Goldman, Sachs & Co. and Morgan Stanley & Co. The board also received a fairness opinion from Bear, Stearns & Co.


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As a stockholder, why should I vote in favor of this deal?

We believe the sale will provide excellent value to our stockholders. The price represents a premium of 30 percent over the Sabre Holdings average closing share price during the 60 trading days ended December 8, 2006.

Was the acquiring group, Silver Lake Partners and TPG, the only bidder?

Further information about the transaction and related discussions will be provided in the proxy statement.

How did the Sabre Holdings Board of Directors vote for the transaction?

The Sabre Holdings Board of Directors agreed that the proposed acquisition is in the best interest of the shareholders and recommends a vote "FOR" the acquisition.

Did Sabre Holdings receive a fairness opinion?

Yes, we received fairness opinions from three investment banks. Bear, Stearns & Co. provided a fairness opinion. Goldman, Sachs & Co. and Morgan Stanley, who served as financial co-advisors, provided fairness opinions, as well.

Do you expect to pay a dividend on the common stock in 1Q 07?

Yes, we expect to pay dividends consistent with past practice.

What is the record date for voting?

This information will be made available in the proxy.

What will happen to my shares if I don't tender?

This information will be made available in the proxy.

Is there a break-up fee?

Yes, there is a break-up fee and details of the fee are provided in the merger agreement, which will be filed with the Securities and Exchange Commission.

Is closing contingent on the acquiring group receiving funding?

No.

How is the long-term debt being handled by the acquiring group?

It is anticipated that the company's 2011 and 2016 Notes will remain outstanding.


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Does the transaction require bondholder approval?

No, the completion of the transaction is not contingent on bondholder approval.

Who do I contact if I have questions about the proxy and/or the tender process?

This information will be made available in the proxy.



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